UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

HILLENBRAND, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-33794	26-1342272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (812) 931-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 1, 2023, Hillenbrand, Inc. (“Hillenbrand”) completed its previously announced acquisition (the “Transaction”) of the Schenck Process Food and Performance Materials (“FPM”) business under the terms of the Share Purchase Agreement, dated as of May 23, 2023 (the “Agreement”), between Hillenbrand’s wholly owned subsidiary Milacron LLC and Schenck Process Holding GmbH. The Transaction was effected pursuant to the Agreement through the acquisition by wholly owned subsidiaries of Hillenbrand of all of the outstanding equity interests in entities that own the FPM operating companies for total aggregate consideration of approximately $739 million in cash, reflecting an enterprise value of approximately $730 million plus cash acquired at closing, subject to specified adjustments as set forth in the Agreement.

The description of the Agreement included in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Agreement contains representations and warranties by each of the parties to the Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties, covenants, and agreements in the Agreement were made solely for the benefit of the parties to the Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties, covenants, and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Hillenbrand or its respective subsidiaries and affiliates, including FPM. Moreover, information concerning the subject matter of the representations, warranties, covenants, and agreements may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Hillenbrand’s public disclosures.

Item 7.01 Regulation FD Disclosure.

On September 1, 2023, Hillenbrand issued a press release announcing that it had completed the Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Exhibit 99.1 is incorporated into this Item 7.01 by reference. The information furnished in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any Hillenbrand filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

The financial statements required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K within the time period specified in Item 9.01(a)(3) of Form 8-K.

(d)       Exhibits

Exhibit No.	Description
Exhibit 2.1	Share Purchase Agreement, dated as of May 23, 2023, between Milacron LLC, as Purchaser, and Schenck Process Holding GmbH, as Seller (Incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed May 30, 2023)
Exhibit 99.1	Press release, dated September 1, 2023, issued by Hillenbrand
Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2023	HILLENBRAND, INC.

	By:	/s/ Nicholas R. Farrell
Nicholas R. Farrell
Senior Vice President, General Counsel, and Secretary